REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of CSOP ETF Trust
and the Shareholders of CSOP FTSE China A50 ETF,
CSOP MSCI China A International Hedged ETF, and
CSOP China CSI 300 A-H Dynamic ETF

We have audited the accompanying statements of assets and liabilities of CSOP FTSE China A50 ETF, CSOP MSCI China A International Hedged ETF, and CSOP China CSI 300 A-H Dynamic ETF, each a series of shares of beneficial interest in CSOP ETF Trust (the "Funds"), including the schedules of investments, as of September 30, 2017, the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years or periods in the two year period then ended.  These financial statements and financial highlights are the responsibility of the Funds' management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the period March 10, 2015 (commencement of operations) to September 30, 2015 for the CSOP FTSE China A50 ETF were audited by other auditors, whose report dated November 30, 2015 expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  Our procedures included confirmation of securities owned as of September 30, 2017 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of CSOP FTSE China A50 ETF, CSOP MSCI China A International Hedged ETF, and CSOP China CSI 300 A-H Dynamic ETF as of September 30, 2017, the results of their operations for the year then ended, and the changes in their net assets and their financial highlights for each of the years or periods in the two year period then ended, in conformity with accounting principles generally accepted in the United States of America.

BBD, LLP

Philadelphia, Pennsylvania
November 22, 2017